Exhibit 99.1
                                                          Dated October 16, 2007


                         CORPORATE GOVERNANCE GUIDELINES

Director Qualifications

         The Board of Directors (the "Board") of Mace Security International, Inc. (the "Company") will have at least 66.67% of directors who, in the business judgment of the Board, meet the criteria for independence required by Section
3.14 of the Company's ByLaws. Section 3.14 of the Company's ByLaws incorporate and add to the criteria for independence required for continued listing on the Nasdaq Global Market. .

         The existing Board and its Nominating Committee is responsible for reviewing on an annual basis, the requisite skills and characteristics which new Board members should possess as well as the composition of the Board as a whole. This review will include assessment of the absence or presence of material relationships with the Company or others which might impact independence and objectivity, as well as consideration of diversity, age, skills, experience, time available and the number of other boards the member sits on in the context of the needs of the Board and the Company, and such other criteria determined to be relevant at the time. Nominees for election as directors are recommended by the Nominating Committee for approval by the Board. The criteria for nominees to the Board are established by the Nominating Committee.. The invitation to join the Board should be extended by the Chairman of the Board on behalf of the Board.

         The Board recently established the size of the Board to be six members. It is the sense of the Board that a size of five to seven is the correct size. No director may be nominated to a new term if he or she would be age 70 or older at the time of the election. The Board does not believe it should establish term limits. Although term limits help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations. As an alternative to term limits, each director's continuation on the Board is reviewed at the time of each nomination. The Board also does not believe it should grant tenure to directors, and no director shall have tenure rights.

Director Responsibilities

         The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and all of its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors. The Board shall authorize and approve the purchase of directors' and officers' liability insurance in such amounts and upon such terms as the Board deems appropriate.

         Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board expects that information and data distributed in writing to members before meetings should be reviewed in advance of the meeting.

         The Board does not require the separation of the offices of Chairman and the Chief Executive Officer. The Chairman will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a preliminary list of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to introduce at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans during at least one Board meeting each year.

         The independent directors will meet in executive session as often as they consider necessary. The "lead" director who presides at these meetings may be chosen by a majority of the independent directors.

         The Board will meet at least once each year, in addition to regular board meetings, with the Company's executive management team to review the Company's business plans, discuss corporate strategy and evaluate the Company's strengths, weaknesses, opportunities and threats, as well as to review the

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Company's  progress against the Company's vision,  mission,  values and critical success factors. The Board will also extensively study the company's strategic alternatives at least once a year.

         The Board believes that the management speaks and acts for the Company. Individual Board members do not, absent the written approval of the Board or of the Chief Executive Officer.

Board Committees

         The Board will have at all times an Audit Committee, a Compensation Committee, a Nominating Committee and an Ethics and Corporate Governance Committee. All of the members of these committees will be independent directors to the extent required under the listing standards of the Nasdaq Global Market and meet all other applicable legal requirements. The independent directors by majority vote, with management directors abstaining, will make all Board Committee assignments. The Board does not believe that rotation of members among committees should be mandated as a policy.

         The Audit committee, the Compensation Committee, the Nominating Committee and the Ethics and Corporate Governance Committee will each have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

         The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda.

         The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Director Access to Officers and Employees

         Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate; copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

Director Compensation

         The form, amount and terms of directors and committee members' compensation will be determined by the Compensation Committee (and approved by the Board) in accordance with the policies and principles set forth in these Guidelines and the listing standards of the Nasdaq Global Market and all other applicable legal requirements, and the Compensation Committee will conduct an annual review of director compensation. In making its determination, the Compensation Committee considers (i) the impact on directors' independence of the amount, form and terms of director compensation, and (ii) whether there is any indirect compensation payable to or benefit conferred or payable to the director.

Director Orientation and Continuing Education

         All new directors must participate in the Company's Orientation Program, which should be conducted as soon as practicable after the meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct and Ethics, its principal officers, and its internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters. All other directors are also invited to attend the Orientation Program.

         It is highly recommended that all directors attend continuing education programs sponsored by nationally recognized educational organizations not affiliated with the Company.

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CEO Evaluation and Management Succession

         The Compensation Committee will conduct an annual review of the Chief Executive Officers's performance, as set forth in its charter. The Board of Directors will review the Compensation Committee's report in order to ensure that the Chief Executive Officer is providing the best leadership for the Company in the long and short term.

         The Board should annually consider planning. The Board should annually evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Annual Performance Evaluation

         The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Ethics and Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

Stock Ownership Requirement

         The Company's non-employee directors, the Company's Chief Executive Officer and the Company's executive management shall beneficially own shares of common stock having a value as shall be determined by the Board from time to time.

Disclosure of these Guidelines

         It shall be the responsibility of the Corporate Secretary of the Company to assure that the current version of these Guidelines be posted on the Company's website www.mace.com. Effective for annual reports filed on or after December 31, 2003, the Company's shareholders shall be apprised of the availability of these Guidelines on the Company's website.

Codes of Ethics

         The Company will at all times maintain a Code of Conduct and Ethics for its directors, officers and employees.

Secretary

         Minutes of each Board meeting and Committee meeting will be compiled by the Company's Corporate Secretary who shall act as Secretary to the Board and each Committee, who is also a member of the Company's internal legal staff, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company or any other person designated by the Board and a Committee, as the case may be.




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